SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

    Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

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[   ] Preliminary Proxy Statement [   ]  Confidential, for Use
[ x ] Definitive Proxy Statement         of the Commission Only
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[   ] Soliciting Material Pursuant
      to ss.240.14a-11(c) or
      ss.240.14a-12                      14a-6(e)(2))

                            Recoton Corporation

              (Name of Registrant as Specified in Its Charter)



  (Name of Person(s) Filing Proxy Statement, of other than the Registrant)

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

RECOTON Regristration Mark                                  Recoton Corporation
                                                            2950 Lake Emma Road
                                                       Lake Mary, Florida 32746



                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        You are cordially invited to attend the Annual Meeting of Shareholders of Recoton Corporation (the "Company"), which will be held in Conference Room C, 11th Floor of Chase Bank, 270 Park Avenue, New York, New York on Wednesday, June 12, 1996 at 2:00 p.m., for the following purposes:

         (1)      To elect four directors for a term of three years;

         (2) To ratify the appointment of Cornick, Garber & Sandler, LLP as independent auditors of the Company for the fiscal year ending December 31, 1996; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on May 1, 1996 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

         It is important that your shares be represented at the annual meeting regardless of the size of your holdings. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.


                                        By Order of the Board of Directors


                                        Stuart Mont
                                        Executive Vice President-Operations,
                                        Chief Operating Officer, Chief Financial
                                        Officer and Secretary

May 8, 1996

RECOTON Registration Mark                                   RECOTON CORPORATION
                                                            2950 LAKE EMMA ROAD
                                                       LAKE MARY, FLORIDA 32746


                      ANNUAL MEETING OF SHAREHOLDERS

                              JUNE 12, 1996


                             PROXY STATEMENT

                              INTRODUCTION

         The 1996 Annual Meeting (the "Annual Meeting") of Recoton Corporation (the "Company" or "Recoton") will be held on Wednesday, June 12, 1996, for the purposes set forth in the attached Notice of Annual Meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting or any postponement or adjournment thereof.

         EACH SHAREHOLDER'S VOTE IS IMPORTANT. ACCORDINGLY, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL MEETING. If a shareholder attends and votes by ballot at the Annual Meeting, that vote will cancel any proxy vote previously given. Additionally, a shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving a valid proxy bearing a later date. The accompanying form of proxy properly signed and returned to the Company will be voted in accordance with the instructions thereon. Each such proxy may be revoked at any time prior to the time it is voted at the Annual Meeting by giving notice thereof in writing to the Secretary of the Company.

         This Proxy Statement, the accompanying form of proxy and the Notice of Annual Meeting are first being sent or given to shareholders of the Company (the "Shareholders") on or about May 8, 1996.

                    SHARES OUTSTANDING AND VOTING RIGHTS

         The securities entitled to vote at the Annual Meeting consist of shares of Common Stock, $.20 par value per share, of the Company (the "Common Stock"), each of which entitles the holder to one vote. Only holders of Common Stock of record at the close of business on May 1, 1996 are entitled to vote at the Annual Meeting or any adjournments thereof. On April 19, 1996, there were 11,223,479 shares of Common Stock outstanding. To the knowledge of the Company, no person owned beneficially more than 5% of the outstanding shares of Common Stock except as otherwise noted on pages 14-15.

         Shareholders representing a majority of the shares of Common Stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the New York Business Corporation Law ("BCL"), any corporate action, other than the election of directors, must be authorized by a majority of the votes cast, except as otherwise required by the BCL or the Company's Certificate of Incorporation with respect to a specific proposal, and the four nominees for Director receiving the highest number of votes will be elected as Directors. For purposes of determining whether a proposal has received a majority of the votes cast, where a shareholder abstains from voting or in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the Rvote. Such shares will, however, be counted as "present" for determining a quorum. Where, however, the BCL requires the approval of a majority of outstanding shares for passage of a proposal, an abstention or a broker non-vote will have the same practical effect as a vote cast against the proposal.

                               PROPOSAL I

                         ELECTION OF DIRECTORS

         The ten directors of the Company are divided into classes having staggered terms of three years. At the Annual Meeting, four persons are to be elected, each for a three-year term expiring in 1999. It is intended that the persons named in the enclosed form of proxy will vote for the election of the nominees named below for terms expiring in 1999 (or for substitute nominees in the event of contingencies not known at present) unless the Shareholders submitting proxies specify otherwise. The other directors will continue in office for the remainder of their respective terms as indicated below.

         Each of the nominees named below has served as a director during the fiscal year ended December 31, 1995 except Paul Feffer, who is being proposed for election. Certain data with respect to each nominee and each director follows. If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees.

         The Board of Directors unanimously recommends that Shareholders vote FOR the election as directors of the nominees listed below for terms expiring in 1999. If one or more of the nominees should become unavailable or unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual Meeting.


Name and Position                                    Business Experience,
WITH THE COMPANY                                     DIRECTORSHIPS AND AGE

                  NOMINEES FOR TERMS EXPIRING IN 1999


Robert L. Borchardt                        Director of Recoton since 1964.
  Co-Chairman, President,                  President of theCompany since 1976,
  Co-Chief Executive                       Chief Operating Officer from 1976 to
  Officer and Director                     December 1993 and Co-Chairman and
                                           Co-Chief Executive Officer since
                                           1992. Age: 58


Stuart Mont                                Director of Recoton since 1975.
  Executive Vice President-Operations,     Vice President and Treasurer from
  Chief Operating Officer, Chief           prior to 1987 until 1989, Senior
  Financial Officer, Secretary and         Vice President from 1989 until June
  Director                                 1992, Secretary since 1989, Executive
                                           Vice President-Operations since June
                                           1992, Chief Financial Officer since
                                           June 1992 and Chief Operating Officer
                                           since December 1993. Age: 55


 George Calvi                              Director of Recoton since 1984.
  Executive Vice President-Sales           Vice President from 1978 until 1988,
  and Marketing and Director               Senior Vice President-Sales and
                                           Marketing from 1988 until 1992 and
                                           Executive Vice President-Sales and
                                           Marketing since 1992. Age: 45

Paul E. Feffer                             Chairman of Feffer Consulting Co.,
                                           Inc., an international media
                                           consulting firm, since 1991 and a
                                           consultant to Merck & Company's
                                           publishing division.  He founded
                                           Feffer and Simons Inc. in 1955,
                                           which was sold to Doubleday & Co.
                                           in 1962 (where he remained as
                                           President of the subsidiary Feffer
                                           and Simons until 1986) and  was
                                           Chairman of Baker & Taylor
                                           International, a subsidiary of W. R.
                                           Grace & Co., from 1987 until 1991.
                                           Feffer & Simons and Baker & Taylor
                                           specialized in international
                                           publishing and book and magazine
                                           distribution and developed overseas
                                           markets for U.S. publishers. Age: 74.


               DIRECTORS WHOSE TERMS EXPIRE IN 1998


Irwin S. Friedman                          Director of Recoton since 1982.
  Director                                 President, Chief Executive Officer
                                           and principal shareholder of I.
                                           Friedman Equities, Inc., a corporate
                                           financial consulting firm, for more
                                           than the past five years.  Age: 62


Joseph M. Idy                              Director of Recoton since 1990.
  Director                                 Stockbroker and money manager at
                                           PaineWebber, Inc. (Senior Vice
                                           President since 1989) for more than
                                           the past five years.  Age: 55


Joseph H. Massot                           Director of Recoton since 1985.
  Principal Accounting Officer,            Controller and Assistant Treasurer
  Vice President, Treasurer,               from 1978 until 1989, Principal
  Assistant Secretary and                  Accounting Officer, Vice President
  Director                                 and Treasurer since 1989 and
                                           Assistant Secretary since 1983.
                                           Age: 51


                DIRECTORS WHOSE TERMS EXPIRE IN 1997


Herbert H. Borchardt                       Director of Recoton since 1945.
  Co-Chairman, Co-Chief Executive          Chairman and Chief Executive Officer
  Officer and Director                     from 1976 until 1992 and Co-Chairman
                                           and Co-Chief Executive Officer since
                                           1992.  Age: 90


Peter Wish                                 Director of Recoton since 1969.
  Executive Vice President-                Executive Vice President from 1976
  Administration and Director              until 1992 and Executive Vice
                                           President-Administration since 1992.
                                           Age: 60

Ronald E. McPherson                        Director of Recoton since 1969.
  Director                                 Until his retirement in January 1989,
                                           Vice President and Secretary since
                                           prior to 1990.  Age: 66



        Robert L. Borchardt may be deemed to be a control person of Recoton; Robert L. Borchardt is the son of Herbert H. Borchardt.

BOARD COMMITTEES

        The Board has standing Compensation and Audit Committees but does not have any nominating committee. It also appoints the members of committees constituted under stock compensation plans.

        Compensation Committee. The Compensation Committee, composed of Messrs. Friedman, Idy and McPherson (none of whom is an employee of the Company), met twice in 1995. Its function is to review compensation issues; approve salaries and review benefit programs for the executive officers; review and recommend incentive compensation (including stock compensation) plans; and approve any employment contracts with, or other contractual benefits for, executive officers. The committee was formed in 1993.

     Audit Committee. The audit committee, composed of Messrs. Friedman, Idy and McPherson, met once in 1995. It performs activities, and reviews and makes recommendations, relating to the accounting controls, audit and financial statements of the Company.

        Committees Under Stock Compensation Plans. In 1995 Messrs. H. Borchardt and Idy were appointed by the Board of Directors as the Company's Stock Option Committee and Messrs. McPherson and Idy were appointed by the Board of Directors as the Company's Stock Bonus Committee. The Stock Option Committee, which makes awards under, prescribes rules for and interprets the provisions of the Recoton Corporation 1982 Stock Option Plan, Nonqualified Stock Option Plan and 1991 Stock Option Plan, met or acted by written consent five times during 1995. The Stock Bonus Committee, which makes awards under, prescribes rules for and interprets the provision of the Recoton Corporation Stock Bonus Plan, did not meet in 1995.

COMPENSATION OF DIRECTORS; ATTENDANCE

        During 1995, none of the directors who are officers of the Company received any compensation in addition to his regular compensation from the Company for any services as a director or as a member of a committee of the Board of Directors. Each of the directors who are not officers of the Company received an annual retainer of $4,000 in 1995 (which annual retainer has been increased to $10,000 effective January 1, 1996) and was reimbursed for expenses, if any, incurred in attending meetings. (See "Certain Relationships and Related Transactions" for payments to a company affiliated with a director for services other than as a director.)

        The Board of Directors held ten meetings during the fiscal year ended December 31, 1995. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of which they were members in 1995.


                          EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY*

        COMPENSATION PHILOSOPHY

        The philosophy of the Company's executive compensation has been to provide competitive levels of compensation, reward above average overall corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. The Company does not determine compensation based on rigid formulas, fixed targets or weighing of specific criteria. Due to the relatively small number of Company employees and the level of interinvolvement between staff and management, compensation of non-union employees, including the Co- CEO/President and the other executive officers of the Company, is based on management's and the Compensation Committee's subjective informal assessment of each employee's performance in light of over-all Company performance.

- --------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        BASE SALARIES

        Base salary compensation is determined by the potential impact the executive officer has on the Company, the skills and experience required by the position and the level of responsibility. While there is no assurance that base salaries will always increase, the basic assumption is that such salaries will increase from year-to-year as the employee assumes greater levels of responsibility in the Company and to keep pace with inflation. Increases for 1995 reflect both such factors.

        INCENTIVE COMPENSATION

        Annual incentive compensation is based primarily on corporate operating earnings, but also includes an overall assessment by management and the Committee of each executive officer's role in helping the Company to generate such earnings. This assessment may include, but is not limited to, an informal review of the individual's contributions in areas such as leadership, decision making and financial and general management. In fixing incentive compensation in 1995, the Committee took particular note of management's success over the past few years in increasing the Company's revenues and profits to record levels.

        In recent years, the Company has used either cash or awards of treasury stock as incentive compensation. The primary factor in determining incentive compensation for the executive officers with respect to 1995 was the continuing increase in net sales and net earnings of the Company. In 1995 such awards were made exclusively in cash.

        STOCK OPTIONS

        The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package, reward them for their contribution to the Company's long-term share performance and provide incentives to encourage future efforts. Options are generally granted to key personnel, other employees in recognition of merit and to each employee who has worked for the Company a minimum of five years. A significant round of options were granted to appropriate Company employees in 1995 in recognition of 1994 services and financial results and to serve as incentive for continued performance; options granted to named executive officers were as follows: Robert
Borchardt: 150,000 shares; Stuart Mont: 20,000 shares; Peter Wish: 10,000 shares; George Calvi: 10,000 shares; and Dennis Wherry: 10,000 shares. Options were also granted in 1995 to certain newly-hired officers, to one former (now deceased) officer in satisfaction of obligations pursuant to an acquisition agreement and to certain newly-hired key personnel of a new subsidiary of the Corporation, and pursuant to an employment agreement with Robert Borchardt (see "Chief Executive Officers' Compensation" below).

        All options granted have an option price that is not less than the fair market value of the stock on the date of grant, with the exception of certain nonqualified options which were issued to a former (now deceased) officer in satisfaction of obligations under an acquisition agreement which were issued at the fair market value as of the end of the prior fiscal year. The terms of the options and the dates after which they become exercisable are established by the Stock Option Committee, subject to plan terms. The Board feels that stock ownership by management is beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

        CHIEF EXECUTIVE OFFICERS' COMPENSATION

        Mr. Herbert H. Borchardt, Co-Chief Executive Officer and Co-Chairman of the Board, is being compensated pursuant to an employment agreement entered into in 1987 which provides for base compensation which is to be adjusted annually to reflect changes in the consumer price index (approximately $213,000 effective
1996). His compensation package includes a provision for an annual payment (approximately $177,000 effective 1996) were he to cease in his role of Co-Chairman and become a consultant. The initial salary level (and corresponding level of payment if Mr. Herbert Borchardt were to become a consultant) was based on negotiation between the Company and the employee and approximates the salary level which the employee was receiving at the time of entering into the employment agreement and does not vary based on the Company's performance.

        Mr. Robert L. Borchardt, Co-Chief Executive Officer, Co-Chairman of the Board and President, is being compensated pursuant to an employment agreement entered into effective as of January 1, 1995. Such agreement provides for a base annual salary of $850,000 which is to be adjusted annually to reflect the greater of any increase in the consumer price index or 6% ($901,000.00 effective
1996) and an annual bonus equal to two percent of the Company's net income after taxes for the just-completed year but before deducting the bonus ("Net Income Before Bonus") (but in no event more than two percent of the corresponding Net Income Before Bonus for the prior year) plus five percent of the amount by which such Net Income Before Bonus number for the just-completed year exceeds the Net Income Before Bonus number for the prior year. In addition, the Company granted Mr. Borchardt 100,000 options at the time of contract execution, and 150,000 options in 1996 and agreed to exercise its best efforts to grant the employee during each year of the employment term options on 250 shares for each $10,000 by which the Net Income Before Bonus for each just-completed year exceeds the Net Income Before Bonus for the prior year (commencing with the grant of options on 79,741 shares in 1996 with respect to the growth in Net Income Before Bonus between 1994 and 1995). For a more complete description of the employment agreement with Mr. Robert Borchardt, see "Employment Contracts and Change-in-Control Arrangements" appearing elsewhere in this proxy statement. The initial salary level was based on negotiation between the Company and the employee and approximates the salary level which the employee was receiving at the time of entering into the employment agreement. In recommending that the Company enter into such employment, the Committee took specific note of Mr. Robert Borchardt's role in the Company's success over the past few years in increasing the Company's revenues and profits to record levels and the desirability to the Company of his continued employment on a basis which would serve to provide incentive for such continued efforts.

        COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction beginning in 1994 to public companies for compensation over $1 million received by a corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Internal Revenue Service released final rules in 1995 implementing the provisions of this statute. In this regard, the Committee is reviewing employment arrangements to determine whether any actions with respect to this new limit should be taken by the Company. No executive officer's non-deferred cash compensation was substantially in excess of $1,000,000 in 1995 (Robert Borchardt having waived approximately $250,000 of his bonus payable with respect to 1995); it is not anticipated that any executive officer of the Company other than Mr. Robert Borchardt would likely receive any such cash compensation significantly in excess of this limit during 1996 and, with respect to Mr. Borchardt, it can not be determined whether he would waive receipt of any portion of his contractually mandated bonus. Therefore, during 1995 the Committee did not take any action to comply with the new limit. Options granted under the Company's 1991 Stock Option Plan qualify as performance-based compensation assuming satisfaction of all other applicable requirements. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future, including possible renegotiation of the employment agreement with Mr. Borchardt to conform to the exemptions allowed under the IRS regulations.

        CONCLUSION

        The Committee believes the current compensation structure (namely employment agreements for the Co-Chief Executive Officers and informal arrangements consisting of base salaries, incentive compensation in the form of cash and stock bonuses and the granting of stock options for the other executive officers) has appropriately compensated its officers in a manner that relates to performance and to the shareholders' long-term interests. The Committee will continue to review compensation practices, with respect to both overall arrangements and the compensation of specific officers.

                                Respectfully submitted,

                                For the Compensation Committee:

                                        Irwin S. Friedman
                                        Joseph M. Idy
                                        Ronald E. McPherson

                                For the Stock Option Committee:

                                        Herbert H. Borchardt
                                        Joseph M. Idy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Other than Herbert H. Borchardt, who is a member of the Stock Option Committee, no members of the Company's Compensation Committee and Stock Option Committees are employed by the Company. Mr. McPherson was an officer and employee of the Company until 1989 and was retained by the Company through December 31, 1993 and a company of which Mr. Friedman is principal was under retainer by the Company during 1995 (see "Certain Relationships and Related Transactions"). No director of the Company served, during the last completed fiscal year, as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission ("SEC").

COMPENSATION TABLES

        This section of the Proxy Statement discloses fiscal 1995 plan and non-plan compensation awarded or paid to, or earned by, the Company's Co-Chief Executive Officers ("CEOs") and, of the Company's other executive officers at December 31, 1995, each of the four persons who were most highly compensated in fiscal 1995 (to the extent salary and bonuses exceeded $100,000) (together, these six persons are sometimes referred to as the "Named Executives").


                        SUMMARY COMPENSATION TABLE

        The following table contains compensation data for the Named Executives for the past three fiscal years:



     Name and
Principal Position                                 Annual Compensation                                Long-Term Compensation
                                                                                        ------------------------------------------
 Awards               Payouts


                                                                   Other                      Securities             All Other
                                                                   Annual        Restricted   Underlying   LTIP       Compen-
                                     Salary          Bonus      Compensation   Stock Awards   Options      Payouts    sation
                        Year          ($)1           ($)2        ($)3          ($)             (#)4        ($)        ($)5
- --------------------------------------------------------------------------------------------------------------------------------

Robert L.               1995        $899,950         $150,000     --             --            250,000      --         $14,261
  Borchardt, Co-        1994         798,950          250,000     --             --            150,000      --          18,143
  Chairman, Co-         1993         799,335          250,000     --             --             --          --          22,362
  CEO and
  President


Herbert H.              1995         202,587           --          --            --             --            --        10,090
  Borchardt,            1994         197,454           --          --            --             --            --        10,207
  Co-Chairman           1993         191,703           --          --            --             --            --        17,196
  and Co-CEO

Stuart Mont,            1995         162,241          160,000      --           --             20,000         --         8,785
  Chief Operating       1994         142,237          140,000      --           --              --            --        14,498
  Officer &             1993         132,127          125,000      --           --             22,500         --        19,436
  Executive Vice
   President-
  Operations

Peter Wish,             1995         200,122          125,000      --           --              10,000        --          6,276
  Executive Vice        1994         185,422          125,000      --           --               --           --          8,514
  President-            1993         174,510          110,000      --           --              22,500        --         13,726
  Administration


George Calvi,           1995         167,126          125,000      --           --              10,000        --          3,848
  Executive Vice        1994         157,675          125,000      --           --               --           --          6,917
   President-Sales      1993         143,696          110,000      --           --              22,500        --          9,987
  and Marketing

Dennis Wherry,          1995         131,980          55,000       --           --              10,000        --          3,774
Senior Vice             1994         135,980          50,000       --           --                --          --          7,553
President-              1993         109,980          45,000       --           --              11,250        --          7,916
Operations

1 Includes amounts allocated to the executive's deferred compensation account for each of 1995, 1994 and 1993 (Mr. R. Borchardt: $49,950, $49,950
     and $45,400; Mr. Wish: $15,482, $14,782 and $15,180; and Mr. Calvi:
     $13,911, $13,460 and $9,556) (see "Employment Contracts and
     Changes-In-Control Arrangements" below).

2 Represents bonus awards determined for the performance year indicated but paid in the following year. Includes the fair market value at the date of grant of stock bonuses under the Stock Bonus Plan awarded in March 1993 with respect to 1992 performance as follows: Mr. Mont: $75,000;
     Mr. Wish: $60,000; Mr. Calvi: $55,000; and Mr. Wherry: $28,000.

 3 The column "Other Annual Compensation" includes the value of certain personal benefits only where the value is greater than the lower of $50,000 or 10% of an executive's salary and bonus for the year.

4    Numbers have been adjusted to reflect stock dividends.

5 Includes for 1995, 1994 and 1993 respectively, (a) the vested portion of the Company's contribution for each such person pursuant to the Recoton Corporation Employees' Profit Sharing Plan (Mr. R. Borchardt:
     $2,986, $6,368 and $10,997; Mr. H. Borchardt: $2,645, $5,650 and $10,112;
     Mr. Mont: $3,117, $6,489 and $12,054; Mr. Wish: $3,117, $6,489 and $12,097;
     Mr. Calvi: $3,117, $6,489 and $9,701; and Mr. Wherry ($3,117, $6,489 and
     $6,957); (b) premiums paid by the Company for split dollar insurance arrangements (Mr. R. Borchardt: $8,350, $8,850 and $9,047); (c) premiums paid by the Company for life insurance for the direct or indirect benefit of such person over $50,000 in principal amount (Mr. R. Borchardt: $2,925, $2,925 and $2,318; Mr. H. Borchardt: $7,445, $4,557 and $7,084; Mr. Mont:
     $1,890, $1,210 and $824; Mr. Wish: $3,159, $2,025 and $1,629; Mr. Calvi:
     $731, $428 and $286; and Mr. Wherry ($657, $397 and $209); and (d) the
     value of interest assumed by the Company on relocation and other loans for Mr. Mont ($3,778, $6,800 and $6,558); and Mr. Wherry ($667 in 1994 and $750
     in 1993).


                                    OPTION GRANTS IN 1995

         The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during 1995 (the Company has not granted any stock appreciation rights -- "SARs"):


                                                                                                            POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED ANNUAL
                                                                                                            RATES OF STOCK PRICE
                                                                                                            APPRECIATION FOR
                                             INDIVIDUAL GRANTS                                              OPTION TERM1

                        Number of         Percent of Total
                        Securities             Options
                        Underlying           Granted to
                        Options            Employees in       Exercise Price       Expiration
NAME                    Granted (#)2          Fiscal Year         ($/Share)3            Date               5%($)     10%($)

Robert L. Borchardt     150,000                34.2%              $15.50             2/26/05          $1,462,180      $3,705,451
Robert L. Borchardt     100,000                22.8%               24.00            10/26/05           1,509,347       3,824,982
Herbert H. Borchard      - 0 -                  --                  --                 --                 --             --
Stuart Mont              20,000                4.6%                15.50             2/26/05            194,957          494,060
Peter Wish               10,000                2.3%                15.50             2/26/05             97,479          247,030
George Calvi             10,000                2.3%                15.50             2/26/05             97,479          247,030
Dennis Wherry            10,000                2.3%                15.50             2/26/05             97,479          247,030
(continuation of table)

1 Executives may not sell or assign any stock grants, which have value only to the extent of stock price appreciation, which will benefit all shareholders commensurately. The amounts set forth are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules and are not intended to forecast future appreciation, if any, of the stock price. The Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

2 All of the noted options are exercisable in five equal annual installments, commencing on the first anniversary of the date of grant, except for 100,000 options granted to Robert L. Borchardt, which are exercisable on the six month anniversary of grant.

3 The exercise price is equal to or higher than the fair market value of the Company's Common Stock on the date of the grant.


                           AGGREGATED OPTION EXERCISES IN 1995
                             AND 1995 YEAR-END OPTION VALUES

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1995 and unexercised options held at year-end (as noted above, the Company has no outstanding SARs) (all share numbers reflect the stock dividends distributed in December 1992, October 1993 and July 1994):

                                                                             Number of Unexercised            Value of Unexercised
                                                                             Securities Underlying            In-the-Money Options
                                                                             Options at 12/31/95               at 12/31/95 ($)1
                                                                       -----------------------------------------------------------

                      Shares Acquired on     Value Realized
Name                  Exercise (#)             ($)1           Exercisable    Unexercisable        Exercisable      Unexercisable
- ----------------------------------------------------------------------------------------------------------------------------------
Robert L. Borchardt    - 0 -                  NA              271,051              395,617            $3,780,316     $898,705
Herbert H. Borchardt   - 0 -                  NA                - 0 -               - 0 -                 NA           NA
Stuart Mont           32,000               $762,360            33,001               36,167              454,607       162,330
Peter Wish             5,334                99,253             13,268               26,167              112,693       129,830
George Calvi          19,602                281,298            41,667               26,167              607,345       129,830
Dennis Wherry          - 0 -                  NA                4,500               16,750              18,735         60,602

     1 Market value of underlying securities at exercise or year end, as applicable, minus the exercise price. The per share closing sale price on the Nasdaq Stock Exchange on December 31, 1995 was $18.75. Certain options granted in 1994 and 1995 were excluded since they were not in the money at year-end.


           EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

           GENERAL. The Company is party to various employment and consulting agreements with certain of the Named Executive Officers as described below. These agreements have been filed with the SEC as exhibits to the Company's periodic filings, to which all of the following descriptions are subject.

           HERBERT BORCHARDT EMPLOYMENT AGREEMENT. On May 18, 1987, the Company entered into an employment agreement with Herbert H. Borchardt for a period equal to the life of Mr. Borchardt. The agreement provides that on the date Mr. Borchardt ceases to serve as Chief Executive Officer (including Co- Chief Executive Officer), he shall advise the Company regarding such business matters relating to the Company as the Board of Directors or any successor to the office of chief executive officer may reasonably request. Pursuant to the agreement, the Company shall pay Mr. Borchardt not less than $150,000 per annum while he is Chairman of the Board (including Co-Chairman) and not less than $125,000 per annum during his life when he is not Chairman of the Board (such sums being subject to increase based on changes in the consumer price index; for the year commencing January 1, 1996 the respective sums were approximately $213,000 and $177,000).

          ROBERT BORCHARDT EMPLOYMENT AGREEMENT. Effective January 1, 1995, the Company entered into an employment agreement with Robert L. Borchardt, its Co-Chief Executive Officer, Co-Chairman of the Board and President, for a ten year term, which is automatically renewed thereafter for successive two-year periods unless either party affirmatively elects to not renew the agreement. Such agreement provides for a base annual salary of $850,000 which is to be adjusted annually to reflect the greater of the changes in the consumer price index or 6% ($901,000 effective 1996) and an annual bonus equal to two percent of the Company's net income after taxes for the just-completed year but before deducting the bonus ("Net Income Before Bonus") (but in no event more than two percent of the corresponding Net Income Before Bonus for the prior year) plus five percent of the amount by which such Net Income Before Bonus number for the just-completed year exceeds the Net Income Before Bonus number for the prior year. The agreement references option grants to Mr. Borchardt aggregating 250,000 shares during 1995 and 1996 (exercisable at the fair market value as of the grant date) and requires the Company to exercise its best efforts to grant the employee during the employment term options on 250 shares for each $10,000 by which the Net Income Before Bonus for each just-completed year during the contract term exceeds the Net Income Before Bonus for the prior year (exercisable at the fair market value as of the grant date). Mr. Borchardt received options on 79,741 shares in 1996 with respect to the Company's 1995 earnings. The agreement provides for disability insurance and medical benefits, vacation and perquisites customary for a chief executive officer as well as certain demand and "piggy back" rights to have his shares of Company stock registered.

           The agreement is terminable by the Company only for "cause," (as defined). If the Company elects not to renew the agreement at its expiration or if the employee terminates employment at age 65, upon a change of control or for "good reason" (as defined), the employee has the right to become a consultant to the Company until the time of his death. As a consultant, Mr. Borchardt would receive an amount equal to his salary at the time of termination of employment for two years, an amount equal to 75% of that salary for two more years and an amount equal to 50% of that salary for the balance of the consultancy period (all such payments being subject to cost of living adjustments). Upon a "change of control" (as defined) during the term of employment or consultancy, the Company is obligated to pay Mr. Borchardt $2 million (subject to cost of living adjustments), the employee would have the right to cause the Company to purchase his shares in the Company and the employee would have the right to remain in employment or to terminate his employment and become a consultant to the Company. If the employee has "good reason" he may terminate his employment or consultancy, in which event he is entitled to receive his salary and bonus or his consultancy fee on a periodic or discounted lump sum basis (at the employee's option) for the balance of the employment and/or consulting period and may elect to receive the cash value of unexercised options (whether vested or not). In certain events the Company is required to gross up payments to reflect certain excise taxes which may be imposed under the Internal Revenue Code. Upon the employee's termination of employment for disability, he would receive his salary and bonus for one year and his salary as in effect at the date of termination and benefits until his death. Upon the employee's death, his estate would receive his salary and bonus for one year and his salary for one additional year thereafter.

           LIFE INSURANCE. Pursuant to two separate Split Dollar Life Insurance Agreements effective as of February 24, 1989 among Recoton and Trudi Borchardt and Marvin Schlacter (the "Joint Owner") and Robert L. Borchardt, the Company agreed to maintain life insurance policies on Robert Borchardt's life in the aggregate face amount of $2,500,000 the proceeds of which (after reimbursement to the Company for premiums paid) are payable to beneficiaries designated by the Company and the Joint Owner. Pursuant to three separate Split Dollar Life Insurance Agreements effective December 17, 1994 among Recoton, the Robert and Trudi Borchardt 1994 Family Trust (the "1994 Borchardt Family Trust") and Robert
L. Borchardt, the Company agreed to maintain life insurance policies on the joint lives of Robert Borchardt and Trudi Borchardt in the aggregate face amount of $10 million and a life insurance policy on the life of Robert L. Borchardt in the face amount of $1.3 million, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to the beneficiary designated by the 1994 Borchardt Family Trust.

           DEFERRED COMPENSATION AGREEMENTS. Pursuant to a Deferred Compensation Agreement effective as of July 1, 1982 between Recoton and Robert L. Borchardt, amounts credited under a prior deferred compensation agreement to Mr. Borchardt plus five percent of the salary which Mr. Borchardt is or may become entitled to receive from the Company together with interest accrued thereon shall be paid to Mr. Borchardt in monthly installments upon termination of his employment for any reason whatsoever. In the event of Mr. Borchardt's death, all or any unpaid portion of his deferred compensation shall be payable to a beneficiary designated by Mr. Borchardt. Mr. Wish and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1982, and Mr. Calvi and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1991.

           CHANGE OF CONTROL ARRANGEMENT. Options granted under the Company's 1991 Stock Option Plan may include provisions accelerating the vesting schedule in the case of defined changes-in-control. Options granted to-date under such plan have included such provision. See also the discussion above regarding the Robert Borchardt Employment Agreement.


                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION*

     Set forth below is a line graph and chart comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on the Company's Common Stock with the cumulative total return of the Russell 2000 Index (an index prepared by Frank Russell & Associates composed of companies listed on the New York and American Stock Exchanges and quoted on the Nasdaq Stock Exchange ("Nasdaq") by market capitalization beginning with the company which ranks 1001 and ending with the company rank of 3000) and a peer group for the period of five fiscal years commencing on December 31, 1990 and ending on December 31, 1995. The graph and chart assumes that the value of the investment in the Company's stock and for each index was $100 on December 31, 1990 and reflects reinvestment of dividends and market capitalization weighing. The dollar amounts indicated in the graph and chart are as of December 31 in each year indicated.

- --------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                                                                  Cumulative Total Return ($)
Registrant/Index               1990             1991            1992             1993            1994          1995

Recoton Corporation            $100             318              805            1,255            1,633         1,633
Peer Group                      100             122              199              306              305           260
Russell 2000                    100             148              173              206              202           260


           The common stocks of the following companies have been included in the peer group index: Acclaim Entertainment Inc., Ameriwood Industries International Corp., Boston Acoustics Inc., Carver Corp., Emerson Radio Corp., Harman International Industries Inc., International Jensen Incorporated, Interactive Network Inc., Polk Audio Inc. and Zenith Electronics Corp. The members of the peer group are companies in the Standard & Poor's home entertainment group but Standard & Poor's does not publish an index for such group. Because of the Company's exclusive involvement in the consumer electronics accessory business and the fact that no other public companies are engaged in this business on an exclusive basis, no grouping could exactly mirror the Company's business. All of the companies included in the Company's peer group index are engaged in certain other businesses in which the Company is not engaged. Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.


                            SECURITIES OWNERSHIP OF CERTAIN
                           BENEFICIAL HOLDERS AND MANAGEMENT


           The following table sets forth information, as of April 19, 1996, with respect to the beneficial ownership of Common Stock by (i) each director,
(ii) each Named Executive, (iii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iv) all executive officers and directors as a group.

                                                                                  Amount and Nature of
                                                                                  Beneficial Ownership(1)

Name and Address of Beneficial Owner(2)                                           Number          Percent

Robert L. Borchardt(3)(4)......................................................   1,905,067        16.34%
First Pacific Advisors, Inc(5).................................................   1,110,300          9.89
Herbert H. Borchardt...........................................................       2,499           *
George Calvi(4)................................................................      62,423           *
Irwin S. Friedman(4)(6)........................................................      39,000           *
Joseph M. Idy..................................................................        -0-            *
Ronald McPherson...............................................................      34,194           *
Joseph H. Massot(4)............................................................      41,988           *
Stuart Mont(4).................................................................      74,953           *
Dennis Wherry(4)...............................................................       6,500           *
Peter Wish(4)..................................................................      31,174           *
All directors and executive officers as a group (17 persons)(4)................   2,248,209         19.03

*          Less than 1%

(1) Except as described in the following notes, beneficial ownership assumes each person or group owns the shares directly and has sole voting and investment power with respect to such shares. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of outstanding options.

(2)        Except as otherwise noted below, the address of all persons is c/o
           Recoton Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746.
           The address of Mr. Friedman is 730 Fifth Avenue, Suite 2102, New
           York, New York 10019; the address of Mr. Idy is 440 Royal Palm Way,
           Palm Beach, Florida 33480; and the address of Mr. McPherson is 6519
           Sweet Maple Lane, Boca Raton, Florida 33433.

(3) Includes 319,999 shares held by Mr. R. Borchardt as trustee for his children, 39,909 shares held by Mr. R. Borchardt's wife and 30,000 shares held by a family foundation of which Mr. R. Borchardt is a director. Mr. R. Borchardt disclaims beneficial ownership of the shares owned by his wife and the foundation. Also includes 546,666 shares held by a trust of which Mr. R. Borchardt and Mr. Irwin
           Friedman are the trustees and of which Mr. Borchardt is the beneficiary (the "Borchardt Trust"), the beneficial ownership of which shares may be attributable to Mr. R. Borchardt, 516,393 shares held by a revocable living trust of which Mr. R. Borchardt is the sole trustee, 19,999 shares held in an individual retirement account in Mr. R. Borchardt's name and 432,101 shares of Common Stock subject to stock options exercisable as of April 19, 1996 or within 60 days thereof. Excludes 406,092 shares as to which Mr. Borchardt also holds a proxy pursuant to an agreement between the Company, Mr. Borchardt and certain shareholders, which shares are to be voted consistent with the recommendation of the Board of Directors of the Company.

(4) Includes shares of Common Stock subject to stock options exercisable as of April 19, 1996 or within 60 days thereof as follows: Mr. R.
           Borchardt: 432,101; Mr. Calvi: 36,500; Mr. Friedman: 7,500; Mr.
           Massot: 24,267; Mr. Mont: 37,001; Mr. Wherry: 6,500; Mr. Wish: 15,268;
           and all executive officers and directors as a group: 590,437.

(5) Based on a Schedule 13G Statement dated February 9, 1996, and filed with the Securities and Exchange Commission, First Pacific Advisors,
           Inc. had shared voting power with respect to 270,300 shares and shared dispositive power with respect to 1,110,300; such shareholder's address is 1140 West Olympic Boulevard, Suite 1200, Los
           Angeles, CA 90064. The Company can not determine from such filing if any natural persons control the shares beneficially owned by First
           Pacific Advisors, Inc.

(6)        Does not include the shares held by the Borchardt Trust, of which Mr.
           Friedman is a trustee.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all such 1995 filing requirements were complied with except that Irwin Friedman filed one report late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           During the fiscal year ended December 31, 1995, the Company paid a total of $6,000 to I. Friedman Equities, Inc. ("Equities"), of which Mr. Friedman, a director of the Company, is a principal shareholder pursuant to a letter agreement dated as of January 1, 1984 between the Company and Equities for financial consulting services at an annual fee of $6,000.

           The following are the directors and executive officers of the Company who received loans aggregating in excess of $60,000 outstanding at any time in 1995, their relationship with the Company, the maximum amount borrowed and the outstanding balance as of April 19, 1996:

PERSON            RELATIONSHIP                MAXIMUM          CURRENT BALANCE

Craig Dykes       Vice President-             $233,330              $ 51,030
                  Information Systems

Stuart Mont       Chief Operating Officer,     195,686               171,686
                  Chief Financial Officer,
                  Executive Vice President-
                  Operations, Director


                                PROPOSAL II

                          SELECTION OF AUDITORS

           Action is to be taken at the Annual Meeting to ratify the selection of Cornick, Garber & Sandler, LLP as independent auditors of the Company for the fiscal year ended December 31, 1996.

           Representatives of Cornick, Garber & Sandler, LLP, which has served as the Company's independent auditors since 1981, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF CORNICK, GARBER & SANDLER, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                   OTHER MATTERS TO COME BEFORE THE MEETING

           If any matter not described herein should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this Proxy Statement went to press, the Company knew of no other matters which might be presented for shareholder action at the Annual Meeting.


                            EXPENSES OF SOLICITATION

           The total cost of this proxy solicitation will be borne by the Company. Officers, agents and employees of the Company and other solicitors retained by the Company may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their out-of-pocket expenses.


                             SHAREHOLDER'S PROPOSALS

           Shareholders are hereby notified that if they intend to submit proposals for inclusion in the Company's proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders, such proposals must be received by the Company no later than January 15, 1997.


                                  MISCELLANEOUS

           Management knows of no other business to be presented at the Annual Meeting, but if other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

           THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995. Such a written request is to be directed to Stuart Mont, Secretary, Recoton Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746.

                                    By Order of the Board of Directors


                                    Stuart Mont
                                    Executive Vice President-Operations, Chief
                                    Operating Officer, Chief Financial Officer and Secretary


Lake Mary, Florida
May 8, 1996

                              RECOTON CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 June 12, 1996

 This Proxy is Solicited on Behalf of Recoton Corporation's Board of Directors


    This undersigned hereby appoints Joseph H. Massot and Peter M. Ildau and each of them proxies for the undersigned with full power of substituion, to vote all shares of Recoton Corporation capital stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders at Recoton Corporation, New York, New York to be held at Chase Bank, 270 Park Avenue, New York, NY, on Wednesday, June 12, 1996 at 2:00 P.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

    Please mark this proxy as indicated on the reverse side to vote on any item. If no directions are given, this proxy will be voted for the election of all listed nominees, in accordance with the Directors' recommendation on the other matters listed on the reverse side and at the discretion of the proxies on other matters that may properly come before the meeting. Please sign and date on the reverse side and return promptly in the enclosed envelope or otherwise to Recoton Corporation, c/o Chemical Bank, JAF Building, P.O. box 3068, New York, NY 10016, so that your shares can be represented at the meeting.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE



                                      (Continued and to be signed on other side)

                                                    Please mark
                                                    your votes as     --------
                                                    indicated in          X
                                                    this example      --------


The Board of Directors recommends a vote FOR Items 1 and 2, each of which has been proposed by Recoton Corporation


                                                 WITHHELD*
                                          FOR    FOR ALL                                         FOR     AGAINST     ABSTAIN
                                         -----   -------                                        ------    ------      ------
Proposal 1-ELECTION OF DIRECTORS                                     Proposal 2-APPROVAL OF
           Nominee: Robert L. Borchardt  -----   -------                        AUDITORS        ------    ------     ------
                    Stuart Mont
                    George Calvi
                    Paul E. Feffer

WITHHELD FOR: (Write that nominees' name in the
               space provided below).

________________________________________                             I PLAN TO ATTEND THE MEETING


                                                                     COMMENTS/ADDRESS CHANGE
                                                                     Please mark this box if you have written com-
                                                                     ments/address change on the reverse side.

                                                                     Receipt is hereby acknowledged of the
                                                                     Recoton Corporation Notice of Meeting and
                                                                     Proxy Statement.


Signature________________________________________Signature__________________________________________Date___________________, 1996